Exhibit 99

                             Joint Filer Information

Designated Filer:                   Mirabella Holdings, LLC
Issuer & Ticker Symbol:             Atlantica, Inc. (ATTC.OB)
Date of Event
   Requiring Statement:             07/16/07


                                              /s/ Alan D. Gordon
                                              ----------------------------------
                                                        ALAN D. GORDON


                                              ALAN D. GORDON GS TRUST

                                              By:   /s/ Alan D. Gordon
                                                   -----------------------------
                                                   Name:  Alan D. Gordon
                                                   Its:   Trustee